Exhibit 99.1

VRINGO ANNOUNCES CHANGES TO BOARD OF DIRECTORS

Noel J. Spiegel Joins Vringo Board of Directors

H. Van Sinclair Appointed Lead Independent Director

Seth "Yossi" Siegel Has Rotated Off Board of Directors

NEW YORK — May 8, 2013 — Vringo, Inc. (NASDAQ: VRNG), a company engaged in the innovation, development and monetization of mobile technologies and intellectual property, today announced that Noel J. Spiegel has been elected to the Company's Board of Directors where he will serve as chair of the Audit Committee.  H. Van Sinclair will serve as lead independent director.  Seth "Yossi" Siegel, non-executive Chairman, has rotated off the Company’s Board of Directors to focus on other personal and professional interests.

"I am pleased to welcome Noel to Vringo's Board of Directors.  We believe that Noel's tenure of over forty years at Deloitte & Touche LLP, coupled with his experience on public company boards of directors, will benefit Vringo as we continue to grow and execute on our business plan," said Andrew D. Perlman, Chief Executive Officer of Vringo.  "I would like to thank Yossi for his years of dedication and service to Vringo.  Yossi was a founding investor and provided wise counsel on an array of matters through these years," Mr. Perlman continued.

"I am honored to join Vringo's Board of Directors," said Mr. Spiegel.  "The management team has moved quickly and strategically to accomplish a significant amount since early 2012.  I believe that the company has a solid foundation for future growth and a strong portfolio of assets."

"It has been a pleasure being involved with Vringo from its very first day.  I leave the Board after these many years certain that the management team and Board of Directors have never been stronger," said Mr. Siegel.

About Noel J. Spiegel

Mr. Spiegel is currently a director of American Eagle Outfitters, Inc., where he serves as chairman of the Audit Committee and a member of the Compensation Committee, as well as a director of Radian Group, Inc., where he serves as a member of the Audit Committee.

Mr. Spiegel was a partner at Deloitte & Touche LLP, where he practiced from September 1969 until his retirement in May 2010.  In his over forty year career at Deloitte, he served in numerous management positions, including Deputy Managing Partner, member of the Executive Committee and Partner-in-Charge of Audit Operations in Deloitte’s New York Office.  Mr. Spiegel also served as Managing Partner of Deloitte's Transaction Assurance practice, Global Offerings and International Financial Reporting Standards practice, and Technology, Media and Telecommunications practice for the Northeast Region.

Mr. Spiegel holds a B.S. from Long Island University, and attended the Advanced Management Program at Harvard Business School.

About H. Van Sinclair

Mr. Sinclair has served as a director of Vringo since July 19, 2012, the closing of Vringo's merger with Innovate/Protect, where he previously served as a director.

Since 2003, Mr. Sinclair has served as President, Chief Executive Officer and General Counsel of The RLJ Companies, the investment company organized by Robert L. Johnson, the founder of Black Entertainment Television.  Mr. Sinclair has also served as a director of Urban Trust Bank, a federal thrift headquartered in Orlando, Florida, where he chaired the Audit Committee.

Prior to joining The RLJ Companies, Mr. Sinclair specialized in complex commercial disputes and litigation for 28 years with the Washington, D.C. based law firm Arent Fox, PLLC. In the late 1990s, Mr. Sinclair became the partner in charge of litigation at Arent Fox, and today remains of counsel to the firm.

Mr. Sinclair holds a Bachelor’s degree in mathematics and a Master’s degree in business administration from the University of Rochester, and a Juris Doctor degree from The George Washington University.

About the Vringo Board of Directors

Donald E. Stout has served as a director since July 19, 2012, the closing of Vringo's merger with Innovate/Protect, where he previously served as a director.

In a career spanning over forty years, Mr. Stout has been involved in virtually all facets of intellectual property law.  Mr. Stout has been a senior partner at the law firm of Antonelli, Terry, Stout and Kraus, LLP since 1982. In addition, Mr. Stout is the co-founder of NTP Inc., which licensed Research in Motion (RIM), the maker of the Blackberry handheld devices, for $612.5 million to settle a patent infringement action.

Ashley C. Keller has served as a director since December 31, 2012. Mr. Keller is a co-founder and Chief Investment Officer of Gerchen Keller Capital, LLC, a private investment firm formed to invest in complex commercial legal claims.  Earlier in his career, Mr. Keller was a partner at Bartlit Beck Herman Palenchar & Scott LLP, where he handled various trial and appellate matters involving securities and patent cases, contractual disputes, and mass-tort class actions. Before practicing law, Mr. Keller clerked for Judge Richard Posner at the United States Court of Appeals for the Seventh Circuit and Justice Anthony Kennedy at the Supreme Court of the United States.

John Engelman has served as a director of Vringo since December 2010. In January 2008, Mr. Engelman co-founded Boomerang Media LLC, a company that specializes in the acquisition and global licensing of entertainment brands comprised of evergreen television and motion picture libraries and underlying character-based intellectual property.

Andrew D. Perlman, Chief Executive Officer; Alexander R. Berger, Chief Operating Officer and Secretary; and Andrew "Ken" Lang, Chief Technology Officer and President are also members of the Board of Directors.

About Vringo, Inc.

Vringo, Inc. is engaged in the innovation, development and monetization of mobile technologies and intellectual property.  Vringo's intellectual property portfolio consists of over 500 patents and patent applications covering telecom infrastructure, internet search, and mobile technologies.  The patents and patent applications have been developed internally, and acquired from third parties.  Vringo operates a global platform for the distribution of mobile social applications and services.  For more information, visit: www.vringoIP.com.

Forward-Looking Statements

This press release includes forward-looking statements, which may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts.  Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein.  Factors that could cause actual results to differ materially include, but are not limited to: the inability to realize the potential value created by the merger with Innovate/Protect for our stockholders; our inability to raise additional capital to fund our combined operations and business plan; our inability to monetize and recoup our investment with respect to patent assets that we acquire; our inability to maintain the listing of our securities on NASDAQ; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; potential competition from other providers and products; our inability to license and monetize the patents owned by our subsidiaries, including the outcome of the litigation against online search firms and other companies; our inability to monetize and recoup our investment with respect to patent assets that we acquire; and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K filed with the SEC on March 21, 2013.  Vringo expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors and Media:

Cliff Weinstein

Executive Vice President

Vringo, Inc.

646-532-6777

cweinstein@vringoinc.com